EXHIBIT 10.53

                            EXCHANGE RIGHTS AGREEMENT


         This Exchange Rights Agreement (the "Agreement") is entered into as of September 17, 1997 by and between Yellow Stone Fuels Corporation ("YSFC"), an Ontario, Canada corporation with offices at 877 North 8th West, Riverton, Wyoming 82501, U.S. Energy Corp. ("USE"), a Wyoming corporation with offices at 877 North 8th West, Riverton, Wyoming 82501, and R A F Financial Corporation ("RAF"), a corporation with offices at 1700 Lincoln Street, 32nd Floor, Denver, Colorado 80203.

                                    RECITALS

         Whereas, USE and its affiliated corporation, Crested Corp. ("Crested"), own shares of Common Stock of YSFC and have the right to convert indebtedness to additional shares of Common Stock of YSFC; and

         Whereas, USE has taken the initiative in founding and organizing YSFC and may be deemed to be a founder and promoter of YSFC; and

         Whereas, YSFC has or will enter into an Selling Agent Agreement ("Agent Agreement") with RAF under which RAF has agreed to or will agree to use its best efforts, as agent for YSFC, to place (sell) shares of Common Stock of YSFC for YSFC in a private offering (the "Private Offering") for up to US$3 million in gross proceeds; provided that, YSFC and RAF prior to the end of the Private Offering may mutually agree to increase the size of the Private Offering up to a maximum of US$5 million in gross proceeds. Hereafter, the shares of Common Stock which will be sold in the Private Offering are referred to as the "Private Offering Shares" and the information about YSFC and the Private Offering to be delivered to the purchasers ("Investors") in the Private Offering is referred to as the "Private Placement Memorandum"; and

         Whereas, RAF will receive, as a part of its compensation for sale of the Private Offering Shares, Warrants to Purchase Common Shares of YSFC ("Agent's Warrants", and the future holders of such Agent's Warrants are referred to as the "Warrantholders"); and

         Whereas, the offer and sale of the Private Offering Shares will not be registered with the Securities and Exchange Commission ("SEC") pursuant to
Section 5 of the Securities Act of 1933 ("1933 Act") or any state securities laws and, therefore, the Private Offering Shares will constitute "restricted securities" under SEC Rule 144 and state securities laws; and

         Whereas, USE, YSFC and RAF have negotiated the terms and conditions under which the Investors and their assignees will have the opportunity to exchange all or a part of their Private Offering Shares for USE Shares if YSFC is not listed on, and the Common Stock of YSFC is not available for quotation on, the Nasdaq National Market System ("NNM") by the eighteen month anniversary of the date of the Private Placement Memorandum (the "Listing Period"); and

         Whereas, USE, YSFC and RAF have negotiated the terms and conditions under which the Warrantholders and the holders of Common Stock of YSFC acquired upon the exercise of the Agent's Warrants ("Exercise Shares") will have the opportunity to exchange all or a part of their Agent's Warrants or Exercise Shares for USE Warrants or for USE Shares, respectively, if YSFC is not listed on, and the Common Stock of YSFC is not available for quotation on, NNM during the Listing Period; and

         Whereas, the Common Stock of USE is listed on NNM.


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                                    AGREEMENT

         Now, therefore, the parties agree as follows:

                           i.          Definitions.  In addition to the terms
                                  defined above, the following terms shall have the following meanings:

                  "Exchange Date" shall mean the date when the Investor's Exchange Shares, the Warrantholder's Agent's Warrants or the Exercise Shares and a duly completed and executed notice of election to exchange relating thereto are received by USE.

                  "Exchange Offer Documents" shall mean (i) the prospectus included in the Registration Statement on Form S-1 or other appropriate SEC form, which prospectus is to be delivered by USE ("USE Prospectus") as a part of the Exchange Offer Documents pursuant to paragraph 2 of this Agreement and which registration statement shall have registered and/or qualified by the first day of the Exchange Period the offers to sell (exchange) and the sale (exchange) of the USE Shares and USE Warrants by USE and the exercise of the USE Warrants to purchase the USE Shares underlying the USE Warrants with the SEC and the states in which the Investors, the Investors' assignees, the Warrantholders and the holders of the Exercise Shares reside and (ii) such accompanying documents, including the form of notice of election to exchange, as are necessary to effect the exchange pursuant to this Agreement.

                  "Exchange Period" shall mean the period of time beginning on the date when the Exchange Offer Documents are first mailed pursuant to Paragraph 2 of this Agreement to the Investors, to the Investors' assignees, to the Warrantholders and to those persons who have Exercise Shares, and ending on the six-month anniversary of the date of such mailing, or the next business day if the six-month anniversary falls on a bank holiday; provided, that the Exchange Offer Documents must be mailed to the Investors, to the Investors' assignees, to the Warrantholders and to those persons who have Exercise Shares not later than the first business day after the expiration of the Listing Period.

                  "Investor's Exchange Shares" shall mean the Private Offering Shares owned by an Investor or an Investor's assignee at the beginning of the Exchange Period; provided, that USE will only recognize and this Agreement only shall be enforceable with respect to an Investor's assignee  of an  Investor's  Exchange  Shares  if  (i)  the  Investor's
         Exchange Shares have been assigned or otherwise transferred in compliance with the 1933 Act and such compliance is established to the reasonable satisfaction of YSFC before such assignment or transfer is approved by YSFC; and (ii) the assignee or transferee did not acquire the Investor's Exchange Shares in a United States or Canadian stock market or stock exchange transaction.

                  "Investor's Exchange Value" shall mean the total original cash cost to the Investor of the Private Offering Shares owned by the Investor or the Investor's assignee, plus annual interest at the rate of 10% calculated on a 360 day year basis starting the day after the Investor's Subscription Agreement was accepted and approved by YSFC for the Investor's purchase of the Private Offering Shares in the Private Offering and ending on the Exchange Date.

                  "USE Shares" shall mean shares of Common Stock of USE, $0.01 par value and any other class of securities ranking on a parity with such Common Stock.

                  "USE Share Value" shall mean the average of the closing bid prices for a share of USE Common Stock on NNM for the five trading days before the Exchange Date, as reported by NNM. If USE is not listed on, or the USE Shares are not available for quotation on, NNM on the Exchange

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         Date,  the USE Share Value shall be based on the average of the closing bid prices for such five day period of the USE Shares on a national securities exchange if the USE Shares are listed on a national securities exchange or admitted to unlisted trading privileges on such an exchange, or, if not, based upon the average of the closing bid prices for such five day period if the USE Shares are listed for trading on another trading system of the National Association of Securities Dealers, Inc. If the USE Shares are not so listed on such exchange or system or admitted to unlisted trading privileges, the USE Share Value shall be the average of the closing bid prices reported by the National Quotation Bureau, Inc. for the five trading days before the Exchange Date. If the USE Shares are not so listed or admitted to unlisted trading privileges and if bid prices are not so reported, the current value shall be an amount, not less than book value, determined in such reasonable manner as may be prescribed by the board of directors of the Company.

                  "USE Warrants" shall mean warrants to purchase shares of Common Stock of USE, with the same terms, including but not limited to registration rights, as the Agent's Warrants surrendered in exchange therefor, except that the USE Warrants shall be (i) exercisable only for the unexpired term of the Agent's Warrants and (ii) exercisable to purchase that number of USE Shares equal to (a) the product of (x) the number of shares of Common Stock underlying the Agent's Warrants multiplied by (z) the price per share of Common Stock of YSFC in the Private Offering divided by (b) the USE Share Value and except that the exercise price per share of the USE Warrants shall be equal to the USE Share Value.

                  ii.              YSFC Notice to USE and RAF of No NNM Listing;
                          Exchange Offer Documents. At least 30 days before the expiration of the Listing Period, YSFC shall give written notice to RAF and USE as to whether or not YSFC will be listed on, and the Common Stock of YSFC available for quotation on, NNM at the end of the Listing Period. If not, not later than the first business day after the end of the Listing Period, USE shall mail the Exchange Offer Documents to Investors, to Investors' assignees, to the Warrantholders and to those persons who have Exercise Shares.

                  iii.              Exchange Offer Terms.

                           (1) To Investors. During the Exchange Period, each Investor and each Investor's assignee shall have the right to exchange all of part of the Investor's Exchange Shares for the number of fully paid and nonassessable USE Shares which equals the Investor's Exchange Value divided by the USE Share Value.

                           (2) To Warrantholders and Holders of Exercise Shares. During the Exchange Period, each Warrantholder and each holder of Exercise Shares shall have the right to exchange (i) all or part of the Agent's Warrants owned by the Warrantholder for USE Warrants, and/or
                                    (ii) all or part of the Exercise  Shares for
                                    USE   Shares  on  the  same   basis  as  the
                                    Investor's Exchange Shares are exchangeable as provided in paragraph 3.a above.

                           (3) Receipt During Exchange Period; No Fractions; Irrevocable Election. No notice of election to exchange which is given after the expiration of the Exchange Period will be accepted by USE. No fractional USE Shares or USE Warrants shall be issued; any fractional USE Share or USE Warrant which would otherwise result shall be rounded up to the next whole USE Share or USE Warrant. Each Investor, each Investor's assignee,

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                                    each   Warrantholder   and  each  holder  of
                                    Exercise  Shares  shall have the right,  one
                                    time only,  to  exchange  some or all of the
                                    Investor's      Exchange     Shares,     the
                                    Warrantholder's   Agent's  Warrants  or  the
                                    Exercise   Shares  for  USE  Shares  or  USE
                                    Warrants,  as  applicable.  On the  Exchange
                                    Date,  the  notices of  election to exchange
                                    shall  be  irrevocable   and  shall  not  be
                                    changed to increase  or decrease  the number
                                    of  Investor's   Exchange  Shares,   Agent's
                                    Warrants or Exercise Shares to be exchanged.

                           (4)      Certificates   for   USE   Shares   and  USE
                                    Warrants. From time to time during the Exchange Period (i) certificates for the USE Shares shall be issued by USE to the persons exercising their right of exchange for USE Shares, and (ii) USE Warrants shall be issued by USE to the persons who have exchanged Agent's Warrants for USE Warrants.

                   iv.              Current Registration Statement;  Expenses of
                          Registration and Qualification. USE shall keep the registration statement current until the day after the last day of the Exchange Period. USE shall pay for all expenses incurred in connection with such registration statement and, in addition, for all expenses incurred in connection with registering or qualifying the offer and sale of the USE Shares, USE Warrants and underlying USE Shares under the securities laws of the states wherein the Investors, Investors' assignees, Warrantholders and each holder of Exercise Shares reside. USE shall not pay any commissions or other compensation to any person in connection with such offers and sales.

                  v.                Adjustments  for  Recapitalizations;   No
                           Termination. In the event that between the date of the Private Placement Memorandum and the day after the last day of the Exchange Period, YSFC or USE declares any stock dividend or effectuates any stock split or undergoes a capital reorganization or other transaction which changes the kind or number of shares of Common Stock of YSFC or USE, then full and equitable adjustment in the number of USE Shares and USE Warrants shall be made with the objective of maintaining after the transaction the relative values of the Investor's Exchange Value and the USE Share Value before such stock dividend or other capital reorganization or other transaction as if such transaction had not occurred, taking into account changes in USE Share Value which have resulted otherwise than from such stock dividend or stock split, etc.

         USE and YSFC agree that from the date of this Agreement until the day after the last day of the Exchange, neither USE nor YSFC will take or permit any action, including, but not limited to, a merger, reorganization or sale of assets, which would terminate or diminish the rights of the Investors, Investors' assignees, Warrantholders or holders of Exercise Shares under this Agreement.

                  vi. Injunctive Relief. USE irrevocably grants RAF and its assignees, in addition to other legal remedies available, the right to apply for an injunction, without bond exceeding $500, to enforce USE's covenants herein and USE's sole remedy in the event of the entry of such injunctive relief shall be the dissolution of such injunctive relief, if warranted, upon hearing duly held (all claims for damages by reason of the wrongful issuance of such injunction being expressly waived hereby).

                  vii.            Complete Agreement; Governing Law and Expenses
                           of Resolution; Notice. This Agreement represents the complete agreement among the parties with

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                           respect to the subject matter hereof,  except for the
                           Agent Agreement and the Agent's Warrants the terms of which shall control in the event of any conflict with this Agreement. This Agreement shall be construed and interpreted under the laws of the State of Colorado; this Agreement is entered into in Denver, Colorado. In the event of litigation to enforce the rights of the parties hereto, the party which prevails shall be entitled to recover from the other parties the costs and expenses (including reasonable attorney's fees) of such litigation. Notice to the parties hereto shall be given by first class mail to the address of the party stated in this Agreement; notice to the Investors, Investor assignees, Warrantholders and holders of Exercise Shares shall be by first class mail to the addresses of such persons as reflected in the records of the Company. Unless otherwise stated in this Agreement, all notices under this Agreement shall be given when postmarked after having been deposited in the U.S.
                           Mail, postage prepaid.

                  viii. Binding Nature. This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns. Further, RAF shall have the right, in its sole discretion, to enforce this Agreement on behalf of the Investors, Investor assignees, Warrantholders and holders of Exercise Shares or to assign the rights to enforcement hereof to one or more of the Investors, Investor assignees, Warrantholders and holders of Exercise Shares.

This Agreement is effective as of the date first stated above.

YELLOW STONE FUELS CORP.                    U.S. ENERGY CORP.



By:      /s/ Mark J.  Larsen                By:      /s/ John L.  Larsen
    ------------------------------              --------------------------------
    Mark J. Larsen, President                   John L. Larsen, Chairman



RAF FINANCIAL CORPORATION



      /s/ Robert L.  Long
----------------------------------------
Robert L. Long,
Senior Vice President, Corporate Finance



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